VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

--------------------------------------------------------------------------------

                     Payment Date Statement: August 20, 2002

  a.Aggregate Amount of Collections                              $420,126,153.18
    Aggregate Amount of Non-Principal Collections                $  2,724,844.92
    Aggregate Amount of Principal Collections                    $417,401,308.26
    Pool Balance                                                 $695,286,982.62
    Residual Participation Amount                                $195,286,982.62
    Excess Funding Account                                       $          0.00

  b.Series Allocation Percentage                                         100.00%
    Floating Allocation Percentage                                        71.91%
    Principal Allocation Percentage                                          N/A

  c.Total Amount Distributed on Series 2000-1                    $    803,541.67

  d.Amount of Such Distribution Allocable to
      Principal on 2000-1                                        $          0.00

  e.Amount of Such Distribution Allocable to
      Interest on 2000-1                                         $    803,541.67

  f.Noteholder Default Amount                                    $          0.00

  g.Required Subordinated Draw Amount                            $          0.00

  h.Noteholder Charge Offs                                       $          0.00
    Amounts of Reimbursements                                    $          0.00

  i.Monthly Servicing Fee                                        $    579,405.82
    Noteholder Monthly Servicing Fee                             $    416,666.67

  j.Controlled Deposit Amount                                    $          0.00

  k.Series 2000-1 Invested Amount at end of period (Gross)       $500,000,000.00
    Outstanding Principal Balance                                $500,000,000.00

  l.Available Subordinated Amount                                $ 88,487,851.66

  m.Carry-over Amount                                            $          0.00

  n.Reserve Account Balance                                      $  1,750,000.00

  o.Principal Funding Account Balance                            $          0.00
    Yield Supplement Account Balance                             $  1,750,000.00

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

  TRANSACTION SUMMARY
  -------------------
                                                            From              To        Days
                                                            ----              --        ----
  Current Interest Period                                   7/22/2002        8/19/2002   29

  Series Allocation Percentage                                      100.00%
  Initial Principal Balance                                 $500,000,000.00
  Outstanding Principal Balance                             $500,000,000.00
  Principal Balance of Receivables for Determination Date   $665,737,461.33
  Amount Invested in Receivables on Series Issuance Date    $500,000,000.00
  Initial Invested Amount                                   $500,000,000.00
  Invested Amount at the Beginning of Period                $500,000,000.00
  Series 2000-1 Invested Amount at End of Period (Gross)    $500,000,000.00
  Required Subordinated Amount                               $88,487,851.66

  Excess Funding Account                                              $0.00
  Series 2000-1 Invested Amount at End of Period (net
     of EFA)                                                $500,000,000.00
  Available Subordinated Amount (previous period)            $84,074,677.34
  Incremental Subordinated Amount (previous period)          $36,129,471.86

  RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
  --------------------------------------------

  Yield Supplement Account Initial Deposit                    $1,750,000.00
  Yield Supplement Account Beginning Balance                  $1,750,000.00
  Yield Supplement Account Required Amount                    $1,750,000.00

  Reserve Account Initial Deposit                             $1,750,000.00
  Reserve Account Required Amount                             $1,750,000.00
  Reserve Account Beginning Balance                           $1,750,000.00

  Outstanding Carryover Amount - Beginning Balance                    $0.00
  Withdrawal from Yield Supplement Account                            $0.00
  Outstanding Carryover Amount - Ending Balance                       $0.00
  Yield Supplement Account Balance - Ending Balance           $1,750,000.00
  Yield Supplement Account Deposit Amount                             $0.00

  Withdrawal from Reserve Account                                     $0.00
  Reserve Account Ending Balance                              $1,750,000.00
  Reserve Account  Deposit Amount                                     $0.00

  1-month LIBOR Rate (annualized)                                1.8400000%
  Certificate Coupon (annualized)                                   1.9950%
  Prime Rate (annualized)                                        4.7500000%
  Servicing Fee Rate (annualized)                                    1.000%
  Excess Spread                                                  1.3350000%

  TRUST PRINCIPAL RECEIVABLES
  ---------------------------

  Pool Balance at the Beginning of Period                  $748,755,528.52
  Pool Balance at the Ending of Period                     $695,286,982.62
  Average Aggregate Principal Balance                      $722,021,255.57
  Aggregate Principal Collections                          $417,401,308.26
  New Principal Receivables                                $363,932,762.36
  Receivables Added for Additional Accounts                          $0.00
  Noteholder Default Amount                                          $0.00
  Net Losses                                                         $0.00
  Noteholder Charge-offs                                             $0.00
  Miscellaneous Payments (Adjustments and Transfer
     deposit amounts)                                                $0.00
  Non-Principal Collections & Inv. Proceeds treated as
     Available Noteholder Principal Collections                      $0.00
  Monthly Interest Accrued, but not paid                             $0.00
  Ineligible Receivables                                             $0.00
  Excess Funding Account at Date of Determination                    $0.00
  Defaulted Receivables in Ineligible and Overconc.
     Accounts                                                        $0.00
  MISCELLANEOUS DATA
  ------------------
  Recoveries on Receivables Written Off                              $0.00
  Spread Over/Under Prime for Portfolio                             -0.42%
  Weighted Average Interest Rate                                     4.33%
  Previously waived Monthly Servicing Fee                            $0.00

  PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
  --------------------------------------------------
  Net losses as a % of Avg. Receivables Balance (annualized)             0.00%

  PORTFOLIO AND DEALERSHIP STATISTICS
  -----------------------------------
  Used Vehicle Receivables' Balance                              $42,182,711.60
  Used Vehicle Percentage                                                6.067%
  Used Vehicle Percentage During Last Collection Period                  5.770%
  Early Amortization Event?                                      NO
  Largest Dealer or Dealer Affiliation Balance                   $33,072,549.55
  Largest Dealer Percentage                                              4.417%

  Aggregate Principal Amount of Receivables of Dealers over 2%   $51,444,512.79

  SUMMARY OF COLLECTIONS
  ----------------------

  Aggregate Amount of Collections                               $420,126,153.18
  Aggregate Amount of Non-principal Collections (including
     insurance proceeds & rebates)                                $2,724,844.92
  Investment Proceeds                                                 $5,220.76

  Aggregate Amount of Principal Collections                     $417,401,308.26
  Asset Receivables Rate                                                 3.312%
  Use Asset Receivables Rate?                                   NO
  Carryover Amount (this Distribution Date)                                 N/A

  PAYMENT RATE INFORMATION
  ------------------------

  Monthly Payment Rate                                          57.81%
  Previous Collection Period Monthly Payment Rate               48.86%
  Monthly Payment Rate 2 collection periods ago                 51.08%
  3-month Average Payment Rate                                  52.59%
  Early Amortization Event?                                       NO

  ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
  ---------------------------------------------

  Extend Revolving Period?                                            YES
  Last Day of Revolving Period                                        N/A
  Invested Amount as of Last Day of Revolving Period                  N/A
  Accumulation Period Length (months)                                 N/A
  First Accumulation Date                                       TO BE DETERMINED
  Expected Final Payment Date                                         N/A
  Required Participation Percentage                               104.00%
  Principal Funding Account Balance                                       $0.00
  Principal Payment Amount                                                $0.00
  Controlled Accumulation Amount                                          $0.00

  TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1
  -----------------------------------------

  Noteholders
  -----------
  1.  Monthly Noteholder Interest Distribution                      $803,541.67
  2.  Noteholder Monthly Servicing Fee Distribution                 $416,666.67
  3.  Reserve Account Deposit Amount Distribution                         $0.00
  4.  Noteholder Default Amount Distribution                              $0.00
  5A  Unreimbursed Noteholder Charge-offs (net of Series
          Allocable Misc. Pmts)                                           $0.00
  5B. Reinstate reductions in Series 2000-1 Available
          Subord. Amount                                                  $0.00
  6.  Outstanding Carryover Amount Distribution                           $0.00
  7.  Yield Supplement Account Deposit Amount Distribution                $0.00
  8.  Previuosly waived Monthly Servicing Fee Distribution                $0.00
                                                                          -----
          Excess Servicing                                          $739,302.62
  DEFICIENCY AMOUNT
  -----------------
  Deficiency Amount                                                       $0.00
  Required Subordinated Draw Amount                                       $0.00
  EXCESS FUNDING ACCOUNT
  ----------------------
  Withdrawals to purchase Receivables (Since Issuance Date)               $0.00
  Additions in connection with a reduction in Receivables                 $0.00
  Transfers to Principal Funding Account                                  $0.00

VW CREDIT, INC. -- SERVICER                                               Page 2
    19-Aug-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                                     Summary
                                     -------


                    Collections                Accrual           Distribution
                  -----------------      --------------------  -----------------
From:                    22-Jul-02
To:                      19-Aug-02
Days:                           29

   LIBOR Rate           1.8400000%
    (1 month)

Series #                 1         Active
VCI Rating:             N/A


               TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
               --------------------------------------------------

                                    Series                                            Required        Required         Outstanding
     Series           Series      Allocation       Invested         Subordinated    Participation   Participation         Note
     Number            Name       Percentage        Amount             Amount        Percentage        Amount            Balance
     ------            ----       ----------        ------             ------        ----------        ------            -------
                 Trust                          $500,000,000.00    $88,487,851.66      N/A         $608,487,851.66
               1 Series 2000-1     100.00%      $500,000,000.00    $88,487,851.66    104.00%       $608,487,851.66   $500,000,000.00


VW CREDIT, INC. -- SERVICER                                               Page 3
19-Aug-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

INITIAL AMOUNTS                                                              EXCESS SPREAD CALCULATION
---------------                                                              -------------------------
Initial Invested Amount                          $500,000,000.00             Weighted Average Rate Charged to Dealers        4.330%
Invested Amount                                  $500,000,000.00             LIBOR                                           1.840%
Controlled Accumulation Amount                             $0.00             Note Rate (LIBOR+15.5 b.p.)                     1.995%
Required Subordinated Amount                      $88,487,851.66             Servicing Fee Rate                              1.000%
Annualized Servicing Fee Rate                               1.00%            Investor Net Losses                             0.000%
                                                                                                                             -----
First Controlled Accumulation Date                 TO BE DETERMINED          Excess Spread                                   1.335%
Accumulation Period Length (months)                  N/A
Expected Final Payment Date                          N/A
Initial Settlement Date                                10-Aug-00
Required Participation Percentage                         104.00%
Subordinated Percentage                                   9.5890%


SERIES 2000-1 MONTHLY REPORTING
-------------------------------

                                                                                                       Required              Excess
                                                      Series 2000-1                Invested          Subordinated            Funding
Principal Receivables                                     Total                     Amount              Amount               Amount
---------------------                                     -----                     ------              ------               ------
Series Allocation Percentage                             100.00%
Beginning Balance                                      $500,000,000.00           $500,000,000.00      $88,487,851.66          $0.00
  Floating Allocation Percentage                          71.91%                     66.78%
  Principal Allocation Percentage                          N/A                       N/A

Principal Collections                                  $417,401,308.26           $417,401,308.26                 N/A            N/A
New Principal Receivables                              $363,932,762.36           $363,932,762.36                 N/A            N/A
Principal Default Amounts                                        $0.00                     $0.00                 N/A            N/A
Receivables Added for Additional Accounts                        $0.00                     $0.00                 N/A            N/A
Controlled Deposit Amount                                        $0.00                       N/A                 N/A            N/A

"Pool Factor"                                                                       100.00000000%

Ending Balance                                         $500,000,000.00           $500,000,000.00      $88,487,851.66          $0.00
  Floating Allocation Percentage                          71.91%                     71.91%


Non-Principal Receivables
-------------------------

Non-Principal Collections                                $1,959,510.96
Recoveries on Receivables Written Off                            $0.00
Investment Proceeds                                          $5,220.76

VW CREDIT, INC. -- SERVICER                                               Page 4
19-Aug-02

            VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

                              SERVICING CERTIFICATE
                              ---------------------

Subordinated Amount & Reserve Fund                                          Current               Previous
----------------------------------                                          -------               --------
Available Subordination Amount (Previous)                                 $84,074,677.34        $82,332,135.43
  Required Subordination Draw Amount                                               $0.00                 $0.00
  Reserve Account Funds to Noteholder Default Amount                               $0.00                 $0.00
Non-principal Collections & Inv. Proceeds treated as
  Available Noteholder Principal Collections                                       $0.00                 $0.00
                                                                                  ------                 -----

(1) Subtotal                                                              $84,074,677.34        $82,332,135.43
(2) Subordination Percentage* Series 2000-1 Invested
      Amount                                                              $47,945,205.48        $47,945,205.48

(a) lower of (1) or (2)                                                   $47,945,205.48        $47,945,205.48
(b) Incremental Subordinated Amount (previous period)                              $0.00                 $0.00
(c) Incremental Subordinated Amount                                       $40,542,646.18        $36,129,471.86
(d) Payments from Excess Funding Account to Residual
      Interestholder                                                               $0.00                 $0.00

Available Subordinated Amount                                             $88,487,851.66        $84,074,677.34

  Overconcentration Amount                                                $51,444,512.79        $49,370,158.79

Beginning Reserve Account Balance                                          $1,750,000.00         $1,750,000.00
Reserve Account Required Amount                                            $1,750,000.00         $1,750,000.00
Withdrawal from Reserve Account                                                    $0.00                 $0.00
Reserve Account Deposit Amount                                                     $0.00                 $0.00
Ending Reserve Account Balance                                             $1,750,000.00         $1,750,000.00

Required Non-Principal Distributions
------------------------------------

Available Non-Principal Collections                                        $2,724,844.92         $2,786,909.86
  Noteholder Non-Principal Collections                                     $1,959,510.96         $1,861,027.90
  Residual Interestholder Non-Principal Collections                          $765,333.96           $925,881.96
Investment Proceeds                                                            $5,220.76             $5,139.58
Reserve Fund Balance                                                       $1,750,000.00         $1,750,000.00
                                                                          --------------         -------------
Total Non-Principal Available                                              $4,480,065.68         $4,542,049.44

Interest Shortfall                                                                 $0.00                 $0.00
Additional Interest                                                                $0.00                 $0.00
Carry-over Amount                                                                  $0.00                 $0.00
Carry-over Shortfall                                                               $0.00                 $0.00
Additional Interest on Carry-over Shortfall                                        $0.00                 $0.00

Monthly Servicing Fee                                                        $579,405.82           $623,962.94
Noteholder Monthly Servicing Fee                                             $416,666.67           $416,666.67